RIGHTS AGREEMENT

          RIGHTS AGREEMENT, dated as of November 21, 1996 (the
"Agreement"), between Cerner Corporation, a Delaware corporation
(the "Company"), and UMB Bank, n.a., a national banking association as agent (the "Rights Agent").

                       W I T N E S S E T H

          WHEREAS, on November 21, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board of Directors") authorized and declared a dividend distribution of one Right for each share of Common Stock of the Company outstanding at the close of business on December 2, 1996 (the "Record Date"), and has authorized the issuance of one (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) Right for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, and, in certain circumstances provided in
Section 22 of this Agreement, after the Distribution Date, each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth ("Rights");

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          SECTION 1.     CERTAIN DEFINITIONS.  For purposes of
this Agreement, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean collectively any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding
     (other than as a result of a Qualifying Offer) or was such a Beneficial Owner at any time after the date hereof, whether or not such Person together with all Affiliates or Associates of such Person continues to be the Beneficial
     Owner of 15% or more of the then outstanding Common Stock.
     Notwithstanding the foregoing, (A) the term "Acquiring
     Person shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) any Person together with all Affiliates and Associates of such Person who or which becomes the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock as a result of the acquisition of Common Stock directly from the Company (each of (i) through (v), an "Exempted Person");
     (B) no Person shall become an "Acquiring Person" as a result of an acquisition of Common Stock by the Company which, by reducing the number of such shares then outstanding, increases the proportionate number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person to 15% or more of the outstanding
     Common Stock, except that if such Person, after such share purchases by the Company, becomes the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock other than pursuant to a Qualifying Offer, such Person shall be deemed to be an "Acquiring Person"; and (C) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an "Acquiring Person." The term "outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

               (b) "Act" shall mean the Securities Act of 1933, as amended and in effect on the date hereof.

               (c) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) of this Agreement.

               (d) "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as amended and in effect on the date hereof.

               (e) "Associate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as amended and in effect on the date hereof.

               (f)  A Person shall be deemed the "Beneficial
     Owner" of, and shall be deemed to "beneficially own," any securities:

                    (i)  which such Person or any of such
          Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof ("Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                    (ii) which such Person or any of such
          Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as amended and in effect on the date hereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act as amended and as in effect on the date hereof, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (iii)     which are beneficially owned,
          directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company;

     provided, however, that nothing in this paragraph (f) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a bona fide firm commitment underwriting until the expiration of forty days after the date of such acquisition. Notwithstanding anything in this definition of Beneficial Owner to the contrary, a Person who, prior to the Distribution Date, is a member of the Board of Directors or an officer of the Company or who is an Affiliate or Associate of a member of the Board of Directors or officer of the Company (each, an "Excluded Person") shall not be deemed to "beneficially own" shares of Common Stock held by another Excluded Person solely by reason of any agreement, arrangement or understanding, written or otherwise, entered into in opposition to any transaction or in support of a Qualifying Offer.

               (g) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of Missouri or New York or the state in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

               (h) "Close of business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

               (i) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company (or in the event of a subdivision, combination or reclassification with respect to such shares of Common stock, the shares of Common Stock resulting from such subdivision, combination or reclassification), except, subject to the proviso in Section 13(b) of this Agreement, that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or other equity securities or equity interests) of such Person with the greatest voting power to control or direct the management of such Person, or if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

               (j) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

               (k) "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (l) "Current Market Price" shall have the meaning set forth in Section 11(d).

               (m) "Current Value" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

               (n) "Distribution Date" shall have the meaning set forth in Section 3(a) of this Agreement.

               (o) "Equivalent preferred stock" shall have the meaning set forth in Section 11(b) of this Agreement.

               (p)  "Exchange Act" shall mean the Securities
     Exchange Act of 1934, as amended and in effect on the date hereof.

               (q) "Excluded Person" shall have the meaning set forth in Section 1(f) of this Agreement.

               (r) "Exempted Person" shall have the meaning set forth in Section 1(a) of this Agreement.

               (s) "Expiration Date" shall have the meaning set forth in Section 7(a) of this Agreement.

               (t)  "Final Expiration Date" shall have the
     meaning set forth in Section 7(a) of this Agreement.

               (u)  "Interested Stockholder" shall mean any
     Acquiring Person or any Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Affiliate or Associate.

               (v)  "NASDAQ" shall have the meaning set forth in
     Section 4(a) of this Agreement.

               (w) "Original Rights" shall have the meaning set forth in Section 1(f)(i) of this Agreement.

               (x) "Person" shall mean any individual, firm, corporation, partnership or other entity.

               (y) "Preferred Stock" shall mean shares of Series A Preferred Stock, par value $.01 per share, of the Company (or in the event of a subdivision, combination or reclassification with respect to such shares of Preferred Stock, the shares of Preferred Stock resulting from such subdivision, combination or reclassification), and, to the extent that there is not a sufficient number of shares of Series A Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Preferred Stock.

               (z) "Principal Party" shall have the meaning set forth in Section 13(b) of this Agreement.

               (aa) "Purchase Price" shall have the meaning set forth in Section 4(a) of this Agreement.

               (bb) "Qualifying Offer" shall mean an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors, after receiving advice from one or more nationally recognized investment banking firms selected by the Board of Directors, to be
     (a) fair to stockholders (taking into account all factors which the Board of Directors may deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and
     (b) otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that the Board of Directors may deem relevant; provided, however, that (i) such determination is made by the Board of Directors prior to the purchase of shares under such tender offer or exchange offer, and (ii) a majority of the members of the Board of Directors are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person.

               (cc) "Record Date" shall have the meaning set forth in the "WHEREAS" clause at the beginning of this Agreement.

               (dd) "Redemption Date" shall have the meaning set forth in Section 7(a) of this Agreement.

               (ee)      "Redemption Price" shall have the
     meaning set forth in Section 23 of this Agreement.

               (ff) "Rights" shall have the meaning set forth in the "WHEREAS" clause at the beginning of this Agreement.

               (gg) "Rights Agent" shall have the meaning set forth in the introductory paragraph of this Agreement.

               (hh) "Rights Certificates" shall have the meaning set forth in Section 3(a) of this Agreement.

               (ii) "Rights Dividend Declaration Date" shall have the meaning set forth in the "WHEREAS" clause at the beginning of this Agreement.

               (jj) "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii) of this Agreement.

               (kk) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

               (ll) "Section 13 Event" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) of this Agreement.

               (mm) "Spread" shall have the meaning set forth in
     Section 11(a)(iii) of this Agreement.

               (nn) "Stock Acquisition Date" shall mean the earlier of the date of (i) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become an Acquiring Person; provided, however, that if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a)(C) hereof, then no Stock Acquisition Date shall be deemed to have occurred.

               (oo) "Subsidiary" shall mean, with reference to any Person, any corporation or other Person of which an amount of voting securities sufficient to elect at least a majority of the directors or others having similar authority over such corporation or other Person is beneficially owned, directly or indirectly, by such first-named Person, or otherwise controlled by such first-named Person.

               (pp) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

               (qq) "Summary of Rights" shall have the meaning set forth in Section 3(b) of this Agreement.

               (rr) "Trading Day" shall have the meaning set forth in Section 11(d)(i) of this Agreement.

               (ss) "Transaction" shall mean any merger, consolidation or sale of assets or earning power described in Section 13(a) hereof or any acquisition of Common Stock which, without regard to any required approval of the Company, would result in a Person becoming an Acquiring Person.

               (tt) "Triggering Event" shall mean any Section
     11(a)(ii) Event or any Section 13 Event.

          SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the record holders of the Rights (who in accordance with Section 3 hereof, shall prior to the Distribution Date also be the record holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

          SECTION 3.     ISSUE OF RIGHTS CERTIFICATES.

          (a) Until the earlier of (i) the Close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), (ii) the Close of business on the tenth Business Day (or such later date as the Board of Directors shall determine) after the date of the earlier of commencement by any Person (other than an Exempted Person) of, or the first public announcement of the intention of any Person (other than an Exempted Person) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person, or
(iii) the Expiration Date (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) of this Agreement) by the certificates for the Common Stock registered in the names of the record holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and
(y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. The Board of Directors may defer the date set forth in clause (ii) of the preceding sentence to a specified later date or to an unspecified later date, each to be determined by action of the Board of Directors. As soon as practicable after the Distribution Date, the Rights Agent will, at the Company's expense, send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of business on the Distribution Date, at the address of such holder shown on the registry books of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the record holders of the Common Stock shall also be the record holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

          (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and, in certain circumstances provided in Section 22 of this Agreement, after the Distribution Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights and shall bear the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Cerner Corporation (the
     "Company") and UMB Bank, n.a. (the "Rights Agent"), dated as of November 21, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and record holders of Common Stock shall also be the record holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

          SECTION 4.     FORM OF RIGHTS CERTIFICATES.

          (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange or the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on which or with whom the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the record holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share, the "Purchase Price"), but the amount and the type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b)  Any Rights Certificate issued pursuant to Section
3(a) or Section 22 hereof that represents Rights which are null and void pursuant to Section 7(e) of this Agreement, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

               The Rights represented by this Rights
          Certificate are or were beneficially owned by a Person who was or became an Acquiring
          Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

          The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained in any such Rights Certificate.

          SECTION 5.     COUNTERSIGNATURE AND REGISTRATION.

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Rights
Certificates upon exercise or transfer, registry books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective record holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights
Certificates and the date of each of the Rights Certificates.
The Company and Rights Agent may deem and treat the person in whose name any Rights Certificate (or prior to the Distribution
Date, the associated Common Stock Certificate) is recorded on the books for the registration and transfer of Rights (or, the Common
Stock) as the absolute owner thereof, for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          SECTION 6.     TRANSFER, SPLIT UP, COMBINATION AND
                         EXCHANGE OF RIGHTS CERTIFICATES;
                         MUTILATED, DESTROYED, LOST OR STOLEN
                         RIGHTS CERTIFICATES.

          (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the record holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any record holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing in a form acceptable and delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the record holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the record holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to the Rights Agent of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Rights Agent, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Rights Agent will deliver a new Rights Certificate of like tenor to the record holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

          SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE;
                         EXPIRATION DATE OF RIGHTS.

          (a) Subject to Section 7(e) hereof, the record holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in
Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on November 21, 2006 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") (the earlier of the Final Expiration Date and the Redemption Date being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $80.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to
Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request,
(ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section
14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the record holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the record holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The
Company reserves the right to require, prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

          (d)  In case the record holder of any Rights
Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the record holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action, and no record holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this
Section 7(e) and Section 4(b) hereof are complied with, but neither the Rights Agent nor the Company shall have any liability to any record holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. The Company may require (or cause the Rights Agent or any transfer agent of the Company to require) any Person who submits a Rights Certificate (or a certificate representing shares of Common Stock that evidences, or but for the provisions of this Section 7(e) would evidence, Rights) for transfer on the registry books or to exercise the Rights represented thereby to establish to the satisfaction of the Company in its sole discretion that such Rights have not become null and void pursuant to the provisions of this Section 7(e).

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a record holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall destroy such canceled Rights Certificates and deliver a certificate of destruction thereof to the Company.

          SECTION 9.     RESERVATION AND AVAILABILITY OF CAPITAL
STOCK.

          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or national automated quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange or authorized to be quoted on such quotation system upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety
(90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement, and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities, as the case may be (subject to payment of the Purchase Price), be duly and validly authorized and issued, and fully paid and nonassessable shares or securities.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all U.S. federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) in respect of a name other than that of, the record holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering
Event, Common Stock or other securities, as the case may be) in a name other than that of the record holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by such holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          SECTION 10. PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) registry books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock or other securities, as the case may be) record books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the record holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a)  (i)   In the event the Company shall at any
     time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock,
     (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the record holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock registry books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                    (ii) In the event any Person, alone or
          together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person (such an event being referred to herein as a "Section 11(a)(ii) Event"), then, subject to the penultimate sentence of Section
          23(a) and except as otherwise provided in this Section
          11, proper provision shall be made by the Company so that each record holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of Common Stock on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of
          Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                    (iii)     Subject to such limitations
          existing as of the date hereof as are necessary to prevent a default under any agreement to which the Company is a party prior to the Distribution Date, in the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by resolution of its Board of Directors shall
          (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current
          Value"), and (B) with respect to each Right which has not become null and void pursuant to Section 7(e) hereof, make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares or units of shares of preferred stock, such as the Preferred Stock, which the Board of Directors has deemed to have essentially the same value or economic rights as shares of Common Stock
          (such shares of preferred stock or other equity securities being referred to as "Common Stock
          Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value
          (less the amount of any reduction in the Purchase
          Price), where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price (other than an amount equal to the par value of the shares of Common Stock to be issued), shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the
          Board of Directors determines in good faith that it is likely that sufficient additional shares of Common
          Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution
          Period"). To the extent that action is to be taken pursuant to the first and/or third sentences of this
          Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the Current Value of each Adjustment Share shall be the Current Market
          Price (as determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date, and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common
          Stock on such date.

               (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all record holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date)
     Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Current Market
     Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred
     Stock and/or equivalent preferred stock so to be offered
     (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one
     Right). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights
     Agent and the record holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase
     Price which would then be in effect if such record date had not been fixed.

               (c) In case the Company shall fix a record date for a distribution to all record holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d)(i) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the record holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

               (d)  (i)  For the purpose of any computation
          hereunder, other than computations made pursuant to
          Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive
          Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section
          11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common
          Stock of (A) a dividend or distribution on such Common
          Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current
          Market Price shall be properly adjusted to take into account ex-dividend trading or the effect of such subdivision, combination or reclassification, as the case may be. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock
          Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock
          Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last sale price, regular way, or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                    (ii) For the purpose of any computation
          hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1000.

               (e)  Anything herein to the contrary
     notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase
     Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
     11 shall be made to the nearest cent or to the nearest hundred-thousandth of a share of Common Stock or other share or one-ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this
     Section 11(e), any adjustment required by this Section 11
     shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

               (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the record holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h),
     (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one ten-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each
     Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement and shall give simultaneous written notice to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to record holders of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the record holders of Rights Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number by one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandths of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a share of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable such number of one one-thousandths of a share of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price.

               If upon any exercise of the Rights, a record holder is to receive a combination of Common Stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

               (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the record holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock, Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

               (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any
     (i) consolidation or subdivision of the Preferred Stock,
     (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price thereof, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to record holders of its Preferred Stock shall not be taxable to such holders.

               (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person
     (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any certificate of incorporation or bylaw provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

               (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by
     Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

               (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare or pay any dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then, and in each such event, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

          SECTION 12.    CERTIFICATE OF ADJUSTED PURCHASE PRICE
OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, the adjusted Purchase Price and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each record holder of a Rights
Certificate (or, if prior to the Distribution Date, to each record holder of a certificate representing shares of Common
Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

          SECTION 13.    CONSOLIDATION, MERGER OR SALE OR
                         TRANSFER OF ASSETS OR EARNING POWER.

          (a)  In the event that on or following the Stock
Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any Interested
Stockholder or, if in such merger or consolidation all holders of Common Stock are not treated alike, any other Person (other than a Subsidiary of the Company in a transaction which complies with
Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) the Company shall consolidate with, or merge with, any Interested Stockholder or, if in such merger or consolidation all holders of Common Stock are not treated alike, any other
Person, and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all the securities generally entitled to vote in the election of directors of the Corporation outstanding prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Interested Stockholder or Stockholders or, if in such transaction all holders of Common
Stock are not treated alike, any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated in Section 13(d) hereof), proper provision shall be made so that:
(i) each record holder of a Right, except as provided in Section
7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase
Price, in accordance with the terms of this Agreement and in lieu of Preferred Stock, Common Stock and other securities of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii)
Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such
Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of
Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

          (b)  "Principal Party" shall mean

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common
Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph
(a) of this Section 13, the Principal Party at its own expense will :

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the
     Act) until the Expiration Date;

               (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

               (iii) deliver to record holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a). If, for any reason, the Rights cannot be exercised for Common Stock of the Company or such Principal Party, then a record holder of Rights will have the right to exchange such Rights for cash from the Company or such Principal Party in an amount equal to the number of shares of such Common Stock such holder would otherwise be entitled to purchase times 50% of the then Current Market Price, as determined pursuant to Section 11(d)(i) hereof, of such stock of such Principal Party or the Company. If, for any reason, including, without limitation, such Principal Party is an individual, private partnership or private company, the foregoing formulation cannot be applied to determine the cash amount into which the Rights are exchangeable, then the Board of Directors, based upon advice from one or more nationally recognized investment banking firms, shall determine such amount reasonably and with utmost good faith to the record holders of Rights. Any such determination shall be binding and final.

          (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Qualifying Offer (or a wholly owned Subsidiary of any such Person or Persons),
(ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all record holders of shares of Common Stock whose shares were purchased pursuant to such Qualifying Offer, and (iii) the form of consideration being offered to the remaining record holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Qualifying Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

          SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

               (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the record holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than, except as provided in Section 7(c), fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depository receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the record holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock, Common Stock Equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock, Common Stock Equivalents or other securities. In lieu of fractional shares of Common Stock, Common Stock Equivalents or other securities the Company may pay to the record holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock, Common Stock Equivalents or other securities. For purposes of this Section 14(c), the current market value shall be determined in a manner set forth in Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise and, if such Common Stock Equivalent is not traded, such Common Stock Equivalent shall have the value of one one-thousandth of a share of Preferred Stock.

          (d) The record holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional
Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

          SECTION 15.    RIGHTS OF ACTION.  All rights of action
in respect of this Agreement, excepting the rights of action given to the Rights Agent, are vested in the respective record holders of the Rights Certificates (and, prior to the Distribution Date, the record holders of the Common Stock); and any record holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the record holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the record holders of Rights, it is specifically acknowledged that such holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

          SECTION 16.    AGREEMENT OF RIGHTS HOLDERS.  Every
record holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other record holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

               (b)  after the Distribution Date, the Rights
     Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

               (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is recorded on the books for registration and transfer of the Rights, or the Common Stock, as the case may be, as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligations; provided, however, the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

          SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No record holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the record holder of any Rights Certificate, as such, any of the rights of holder of Common Stock of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

          SECTION 18.    CONCERNING THE RIGHTS AGENT.

          (a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent including its members, directors, officers, employees, sharholders and agents, for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability in the premises (including reasonable counsel fees and expenses). The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Agreement.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed, and where necessary,
       verified, guaranteed or acknowledged, by the proper Person or
Persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

          SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF
                         NAME OF RIGHTS AGENT.

               (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered; any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes only the specirfic duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Company and the record holders of Rights Certificates, by their acceptance thereof, shall be bound:

               (a)  The Rights Agent may consult with legal
     counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e)  The Rights Agent shall not be under any
     responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof); nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock, Preferred Stock or other securities, will when so issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

               (h)  The Rights Agent and any stockholder,
     director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided, that reasonable care was exercised in the selection and continued employment thereof.

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without written instructions from the Company.

               (l) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of shares of Common Stock for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

               (m) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Date, a Redemption Date, any adjustment of the Purchase Price of the Common Stock, and adjustment to the Purchase Price of the Preferred Stock, the existence of an Acquiring Person or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 25 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

          SECTION 21.    CHANGE OF RIGHTS AGENT.  The Rights
Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing, mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the record holders of the Rights
Certificate by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the record holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the record holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Company shall become the Rights Agent until a successor Rights Agent has been appointed, and any record holder of any Rights Certificate or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized and doing business under the laws of the United States or of the State of Missouri or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Missouri or the State of New York), in good standing, which is authorized under such laws to exercise corporate trust or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the
       successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed and the rights and obligations of the predecessor shall cease and terminate; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the record holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, subject to Section 4 hereof, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the earlier of the Redemption date or the Final Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded or upon the exercise, conversion or exchange of securities, notes or debentures hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that
(i) the Company shall not be obligated to issue any such Rights Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof

          SECTION 23.    REDEMPTION AND TERMINATION.

          (a) Subject to the provisions of Section 30 of this Agreement, and any shortening or lengthening of time periods permitted under Section 26 of this Agreement, the Board of Directors, at its option, at any time prior to the earlier of (i) the close of business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be adjusted pursuant to Section 23(c) hereof
(such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption
Price in cash, shares of Common Stock (based on the Current
Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

          (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights becoming effective, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action by the Board of Directors ordering the redemption of the Rights becoming effective, the Company shall give notice of such redemption to the Rights Agent and the record holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the record holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          (c) In the event the Company shall at any time after the date of this Agreement (i) declare or pay any dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then, and in each such event, the Board of Directors shall adjust the Redemption Price so that the Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event; provided, however, that in each case such adjustment to the Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by $.01 per Right.

          SECTION 24.    NOTICE OF CERTAIN EVENTS.

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the record holders of Preferred Stock or to make any other distribution to the record holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each record holder of a Rights Certificate and to the Rights Agent, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the record holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining record holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the record holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) In the event that a Section 11(a)(ii) Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each record holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to record holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities of the Company.

          SECTION 25.    NOTICES.  Notices or demands authorized
by this Agreement to be given or made by the Rights Agent or by the record holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Cerner Corporation
               2800 Rockcreek Parkway, Suite 601
               Kansas City, Missouri  64117
               Attention:  President

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the record holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made upon receipt by the Corporate Trust Department of the Rights Agent, if sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               UMB Bank, n.a.
               928 Grand Ave., 13th Floor
               Kansas City, Missouri 64106
               Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the record holder of any Rights Certificate (or, if prior to the Distribution Date, to the record holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such record holder at the address of such holder as shown on the registry books for the Rights Certificates of the Company.

          SECTION 26.    SUPPLEMENTS AND AMENDMENTS.  Prior to
the Distribution Date, the Company may by resolution of its Board of Directors and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any record holders of certificates representing shares of Common Stock or Preferred Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company may, from time to time, by resolution of its Board of Directors and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any record holders of Rights
Certificates, Preferred Stock or other securities of the Company in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which, in the case of this clause (iv), shall not adversely affect the interests of the record holders of Rights Certificates (other than an Acquiring
Person or an Affiliate or Associate of an Acquiring Person);
provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the record holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights
Agent may, but shall not be obligated to, enter into any such supplement or amendment which adversely affects the Rights
Agent's own rights, duties or immunities under this Agreement.
Prior to the Distribution Date, the interests of the record holders of Rights shall be deemed coincident with the interests of the record holders of Common Stock. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made after the Distribution Date which changes the Redemption Price, the Final Expiration Date, the Purchase
Price or the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable. Prior to the consent of the Rights Agent to any supplement or amendment to this Agreement, the Rights Agent may require that an opinion of counsel stating that such supplement or amendment is authorized or permitted by the Agreement, complies with its respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Company in accordance with its terms and will not adversely affect the interests of the holders of the Right Certificates.

          SECTION 27.    SUCCESSORS.  All the covenants and
provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 28.    DETERMINATIONS AND ACTIONS BY THE BOARD
OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as amended and in effect on the date hereof. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement and whether any proposed amendment adversely affects the interests of the holders of Rights Certificates). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the record holders of the Rights (and, prior to the Distribution Date, record holders of the Common
Stock) and all other parties, and (y) not subject the Board of Directors to any liability to the record holders of the Rights.

          SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the record holders of the Rights Certificates (and, prior to the Distribution Date, record holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the record holders of the Rights Certificates (and, prior to the Distribution Date, record holders of the Common Stock).

          SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day (or such longer period of time as permitted pursuant to Section 26 of this Agreement) following the date of such determination by the Board of Directors.

          SECTION 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

          SECTION 32.    COUNTERPARTS.  This Agreement may be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 33.    DESCRIPTIVE HEADINGS.  Descriptive
headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   CERNER CORPORATION


                                   By:
                                        Name:
                                        Title:


                                   UMB BANK, N.A., as Rights
                                   Agent


                                   By:
                                        Name:
                                        Title:

                                                       EXHIBIT A

                    CERTIFICATE OF DESIGNATION
                   OF SERIES A PREFERRED STOCK
                                OF
                        CERNER CORPORATION

      Pursuant to Section 151 of the General Corporation Law
                     of the State of Delaware

          We, Clifford W. Illig, President, and John V. Donner, Assistant Secretary of Cerner Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Sections 103 and 151(g) thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors on November 21, 1996, adopted the following resolution creating a series of One Hundred Fifty Thousand (150,000) shares of Preferred Stock designated as Series A Preferred Stock, par value $.01 per share:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), a series of Preferred Stock, par value $.01 per share, of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be One Hundred Fifty Thousand (150,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares outstanding plus the number of shares reserved for issuance upon the exercise of outstanding rights to purchase or convert into shares of Series A Preferred Stock.

          Section 2.     Dividends and Distributions.

               (A)  Subject to the prior and superior
          rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred
          Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common
          Stock"), of the Corporation and of any other class of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A
          Preferred Stock ("Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash in an amount per share
          (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount of all non-cash dividends or (other distributions other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock. In the event the Corporation shall at any time after November 21, 1996 (i) declare any dividend on Common Stock payable in shares of Common
          Stock, (ii) subdivide the outstanding Common
          Stock, or (iii) combine the outstanding
          Common Stock into a smaller number of shares, then in each such case the amount of dividends to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B)  The Board of Directors of the
          Corporation shall not declare a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) unless it shall concurrently therewith declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above. Payment of a dividend or distribution determined on the Series A
          Preferred Stock shall be in preference to payment of any dividend or distribution on the Common Stock or any Junior Stock.

               (C)  The Board of Directors may fix a
          record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

          Section 3.     Voting Rights.  Except as otherwise
     provided herein or by law and in addition to the rights provided in Article Three of the Certificate of Incorporation, the holders of shares of Series A
     Preferred Stock shall have the following voting rights:

               (A)  Subject to the provision for
          adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding
          Common Stock, or (iii) combine the
          outstanding Common Stock into a smaller
          number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B)  The holders of shares of Series A
          Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C)  The holders of Series A Preferred
          Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.     Certain Restrictions.

               (A)  Whenever dividends or distributions
          payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends
               (other than a dividend payable in shares of Common Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

                    (ii)      declare or pay dividends
               on or make any other distributions on
               any shares of stock ranking on a parity
               (either as to dividends or upon
               liquidation, dissolution or winding up)
               with the Series A Preferred Stock
               ("Parity Stock"), except dividends paid
               ratably on the Series A Preferred Stock
               and all such Parity Stock on which
               dividends are payable or in arrears in
               proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)     redeem or purchase or
               otherwise acquire for consideration
               shares of any Parity Stock, provided
               that the Corporation may at any time
               redeem, purchase or otherwise acquire
               shares of any such Parity Stock in
               exchange for shares of any Junior Stock;
               or

                    (iv)      purchase or otherwise
               acquire for consideration any shares of
               Series A Preferred Stock, or any shares
               of Parity Stock, except in accordance
               with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B)  The Corporation shall not permit
          any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6.     Liquidation, Dissolution or Winding
     Up.

               (A)  Subject to the prior and superior
          rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation
          (voluntary or otherwise), dissolution or winding up, the holders of the shares of Series A Preferred Stock, in preference to the holders of Common Stock and any Junior
          Stock, shall be entitled to receive upon such liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, $1,000.00 per share, plus an amount equal to any unpaid dividends and distributions thereon to the date of such payment
          ("Series A Liquidation Preference").
          Following the payment of the full amount of the Series A Liquidation Preference, no additional distribution shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000
          (such number in clause (ii), the "Adjustment
          Number"). Following payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred
          Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

               (B)  In the event, however, that there
          are not sufficient assets available to permit payment in full of the aggregate amount of the Series A Liquidation Preference and the liquidation preferences of all series of Parity Stock, then such remaining assets shall be distributed ratably to the holders of such Series A Preferred Stock and Parity
          Stock in proportion to their respective
          aggregate liquidation preferences. After payment of the Series A Liquidation
          Preference, in the event that there are not sufficient assets available to permit payment in full of the aggregate amount of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (C)  In the event the Corporation shall
          at any time (i) declare any dividend on
          Common Stock payable in shares of Common
          Stock, (ii) subdivide the outstanding Common
          Stock (by reclassification or otherwise), or
          (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.     Consolidation, Merger, etc.  In
     case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property
     (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or (iii) combine the outstanding Common
     Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.     No Redemption.  The shares of
     Series A Preferred Stock shall not be redeemable.

          Section 9.     Ranking.  The Series A Preferred
     Stock shall rank junior to all other series of the Corporation's Preferred Stock, or any similar stock that specifically provides that it shall rank prior to the shares of Series A Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Nothing herein shall preclude the Board of Directors from creating any series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of Series A Preferred Stock as to the payment of dividends or the distribution of assets.

          Section 10.    Fractional Shares.  Series A
     Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          Section 11. Amendment. The Certificate of Incorporation, including this Certificate of Designation establishing the shares of the Series A Preferred Stock, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock voting separately as a class.

          IN WITNESS WHEREOF, this Certificate is executed on behalf of the Corporation by its president and attested by it
Secretary this ___ day of November, 1996.


                                   _________________________________
                                   Clifford W. Illig
                                   President

ATTEST:


___________________________
John V. Donner
Assistant Secretary




STATE OF MISSOURI   )
                    ) ss.
COUNTY OF CLAY      )

     BE IT REMEMBERED, that before me, a notary public in and for the aforesaid county and state, personally appeared Clifford W. Illig, President, and John V. Donner Assistant Secretary, of Cerner Corporation, a Delaware corporation, who are known to me to be the same persons who executed the foregoing instrument, and duly acknowledged the execution of the same this ____ day of November, 1996.


                                   ________________________________
                                             Notary Public
My commission expires:

________________________

                                                       EXHIBIT B

                    FORM OF RIGHTS CERTIFICATE


Certificate No. R-                                 Rights

NOT EXERCISABLE AFTER NOVEMBER 21, 2006 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.0l PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] (The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.)


                        RIGHTS CERTIFICATE

                        CERNER CORPORATION

          This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 21, 1996 (the "Rights Agreement"), between Cerner Corporation, a Delaware corporation (the "Company"), and UMB Bank, n.a., a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and at any time prior to 5:00 p.m. (New York City time) on November 21, 2006 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series A Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $___ per one one-thousandth of a share
(the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certification duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of November 21, 1996, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities of the Company or any other Person (as such term is defined in the Rights Agreement), which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events including a Triggering Event (as such term is defined in the Rights Agreement).

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by
(i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Affiliate or Associate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.0l per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date.

          No fractional shares of Preferred Stock or other securities will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of __________________, ____

                                   CERNER CORPORATION


                                   By: ________________________
[SEAL]                                  Name:
                                        Title:
ATTEST:

________________________
Name:
Title:

Countersigned:

UMB BANK, N.A., as Rights Agent


By: _____________________
     Name:
     Title:

           [Form of Reverse Side of Rights Certificate]


                        FORM OF ASSIGNMENT


     (To be executed by the record holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED ______________________________________________
_________________________________________________________________
hereby sells, assigns and transfers unto ________________________
_________________________________________________________________
_________________________________________________________________
          (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:______________, ____


                                   _____________________________
                                                   Signature


Signature Guaranteed:


      Signatures must be guaranteed by an Eligible Guarantor
Institution as defined by SEC Rule 17Ad-15 (12 C.F.R. 240.17Ad-15) or any similar rule which the Rights Agent deems applicable.

     [Form of Reverse Side of Rights Certificate (continued)]


                          Certification

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights
Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: ________________, ____      _________________________
                                             Signature


Signature Guaranteed:

     Signatures must be guaranteed by an Eligible Guarantor
Institution as defined by SEC Rule 17Ad-15 (12 C.F.R. 240.17Ad-15) or any similar rule which the Rights Agent deems applicable.


                              NOTICE

     The signature to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above is not or cannot be completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Certificate) and such Assignment will not be honored.

     [Form of Reverse Side of Rights Certificate (continued)]

                   FORM OF ELECTION TO PURCHASE

      (To be executed if holder desires to exercise Rights
             represented by the Rights Certificate.)
To:  Cerner Corporation:

          The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person (as such term is defined in the Rights Agreement) which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

_________________________________________________________________
                 (Please print name and address)
_________________________________________________________________

          If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_________________________________________________________________
                 (Please print name and address)
_________________________________________________________________


Dated: ____________, ____               _________________________
                                             Signature
Signature Guaranteed:

     Signatures must be guaranteed by an Eligible Guarantor
Institution as defined by SEC Rule 17Ad-15 (12 C.F.R. 240.17Ad-15) or any similar rule which the Rights Agent deems applicable.

     [Form of Reverse Side of Rights Certificate (continued)]


                          Certification

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights
Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: ____________, ____

                                   ____________________________
                                             Signature

Signature Guaranteed:

     Signatures must be guaranteed by an Eligible Guarantor
Institution as defined by SEC Rule 17Ad-15 (12 C.F.R. 240.17Ad-15) or any similar rule which the Rights Agent deems applicable.


                              NOTICE

     The signature to the foregoing Election to Purchase and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above is not or cannot be completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Certificate) and such Election to Purchase will not be honored.

                                                       EXHIBIT C

                  SUMMARY OF RIGHTS TO PURCHASE
                         PREFERRED STOCK


          On November 21, 1996, the Board of Directors of Cerner Corporation (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of the Company's common stock, par value $.01 per share (the "Common Stock"), payable to stockholders of record at the close of business on December 2, 1996 (the "Record Date") and with respect to the Common Stock issued thereafter until the Distribution Date (defined below) and, in certain circumstances, with respect to the Common Stock issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company a unit consisting initially of one one-thousandth of a share (a "Unit") of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $80.00 per Unit, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of November 21, 1996, between the Company and UMB Bank, n.a., as Rights Agent.

          Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten days following public announcement or disclosure that a person has become an "Acquiring Person" (defined below), or (ii) ten business days (or such later date as the Board shall determine) following the commencement of, or an announcement of an intention to commence, a tender or exchange offer that would result in a person or group becoming an "Acquiring Person." Except as set forth below, an "Acquiring Person" is collectively a person, together with all Affiliates (defined below) and Associates (defined below) of such person who or which has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock except pursuant to a Qualifying Offer (defined below). The term "Acquiring Person" excludes (i) the Company, (ii) any subsidiary of the Company,
(iii) any employee benefit plan of the Company or any subsidiary of the Company, (iv) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, and (v) any person, together with such person's Affiliates and Associates, who or which becomes a beneficial owner of 15% or more of the outstanding shares of Common Stock as a result of acquiring such shares directly from the Company.

          An "Affiliate" of a person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. An "Associate" of a person is (i) any corporation or organization (other than the Company or any majority-owned subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any of its parents or subsidiaries.

          No person shall become an "Acquiring Person" either:
(i) as the result of an acquisition of Common Stock by the Company which, by reducing the number of such shares then outstanding, increases the proportionate number of shares beneficially owned by such person, together with all Affiliates and Associates of such person, unless such persons, after such share purchases by the Company, becomes the beneficial owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock (other than pursuant to a Qualifying Offer); or (ii) the Board of Directors of the Company determines in good faith that a person who would otherwise be an "Acquiring Person" has become such inadvertently, and such person divests as promptly as practicable a sufficient number of shares of Common Stock so that such person would no longer be an Acquiring Person.

          Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates,
(ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except in certain circumstances specified in the Rights Agreement or as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          The Rights are not exercisable until after the Distribution Date and until the Rights are no longer are redeemable. The Rights will expire at the close of business on November 21, 2006, unless extended or earlier redeemed by the Company as described below.

          In the event that, at any time following the Distribution Date, a person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which a majority of the directors determine, after receiving advice from one or more nationally recognized investment banking firms, to be fair to the stockholders and otherwise in the best interests of the Company and its stockholders (other than the Acquiring Person on whose behalf the offer is being made) (a "Qualifying Offer"), each holder of a Right will thereafter have the right to receive, upon exercise of the Right, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or any Affiliate or Associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such right. For example, at a Purchase Price of $80.00 per Right, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $160.00 worth of Common Stock (or other consideration, as noted above) for $80.00. Assuming that the Common Stock had a per share value of $12.00 at such time, the holder of each valid Right would be entitled to purchase 13.3 shares of Common Stock for $80.00.

          In the event that, at any time following the date on which there has been public announcement or disclosure that a person has become an Acquiring Person or of facts indicating that such person has become an Acquiring Person (the "Stock Acquisition Date"), (i) the Company merges or consolidates with another corporation or association in a transaction in which the holders of all of the outstanding shares of Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any Affiliate or Associate or any other person in which such Acquiring Person, Affiliate or Associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, Affiliate or Associate, or, if in such transaction all holders of Common Stock are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above), shall thereafter have the right to receive upon exercise of the Right, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

          The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or convertible into Preferred Stock with a conversion price, less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase
Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

          Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one Unit of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a quarterly dividend payment of 1000 times the dividend declared per share of Common Stock. Preferred Stock will only be entitled to receive dividends when concurrently declared with the Common Stock and then at a rate equal to 1000 times the amount per share to be received by holders of Common Stock. In the event of liquidation, the holders of shares of Preferred Stock will be entitled to receive (i) a minimum preferential liquidation payment of $1,000 per share; and (ii) after the holders of shares of Common Stock receive a liquidation payment of $1.00 per share, then the holders of shares of Preferred Stock and the holders of shares of Common Stock will share the remaining assets in the ratio of 1000 to 1 (as adjusted) for each share of Preferred Stock and Common Stock so held, respectively. Each share of Preferred Stock will have 1000 votes, voting together with the shares of Common Stock. These rights are protected by customary antidilution provisions.

          At any time until ten business days following the Stock Acquisition Date (or such later date as the Board of Directors may determine), the Company may redeem the Rights in whole, but not in part, at a price (the "Redemption Price") of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by resolution of the Board of Directors. Immediately upon such action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income upon the Distribution Date.

          Any of the provisions of the Rights Agreement may be amended by resolution of the Company's Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement, other than those provisions relating to the principal economic terms of the Rights, may be amended from time to time by resolution of the Company's Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or its affiliates or associates), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.


November 21, 1996

_________________________________________________________________









                         RIGHTS AGREEMENT


                        CERNER CORPORATION

                               and


                         UMB BANK, N.A.,
                  a National Banking Association

                           Rights Agent









                  Dated as of November 21, 1996



_________________________________________________________________

                        TABLE OF CONTENTS
                                                             Page

     Section 1.     Certain Definitions. . . . . . . . . . . . .1
     Section 2.     Appointment of Rights Agent. . . . . . . . .8
     Section 3.     Issue of Rights Certificates . . . . . . . .8
     Section 4.     Form of Rights Certificates. . . . . . . . 10
     Section 5.     Countersignature and Registration. . . . . 11
     Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed,
                    Lost or Stolen Rights Certificates . . . . 12
     Section 7.     Exercise of Rights; Purchase Price;
                    Expiration Date of Rights. . . . . . . . . 13
     Section 8.     Cancellation and Destruction of Rights
                    Certificates . . . . . . . . . . . . . . . 15
     Section 9.     Reservation and Availability of Capital
                    Stock. . . . . . . . . . . . . . . . . . . 15
     Section 10.    Preferred Stock Record Date. . . . . . . . 17
     Section 11.    Adjustment of Purchase Price, Number and
                    Kind of Shares or Number of Rights . . . . 17
     Section 12.    Certificate of Adjusted Purchase Price or
                    Number of Shares . . . . . . . . . . . . . 27
     Section 13.    Consolidation, Merger or Sale or Transfer of
                    Assets or Earning Power. . . . . . . . . . 28
     Section 14.    Fractional Rights and Fractional Shares. . 31
     Section 15.    Rights of Action . . . . . . . . . . . . . 32
     Section 16.    Agreement of Rights Holders. . . . . . . . 33
     Section 17.    Rights Certificate Holder Not Deemed a
                    Stockholder. . . . . . . . . . . . . . . . 34
     Section 18.    Concerning the Rights Agent. . . . . . . . 34
     Section 19.    Merger or Consolidation or Change of Name of
                    Rights Agent . . . . . . . . . . . . . . . 35
     Section 20.    Duties of Rights Agent . . . . . . . . . . 35
     Section 21.    Change of Rights Agent . . . . . . . . . . 38
     Section 22.    Issuance of New Rights Certificates. . . . 39
     Section 23.    Redemption and Termination . . . . . . . . 39
     Section 24.    Notice of Certain Events . . . . . . . . . 41
     Section 25.    Notices. . . . . . . . . . . . . . . . . . 41
     Section 26.    Supplements and Amendments . . . . . . . . 42
     Section 27.    Successors . . . . . . . . . . . . . . . . 43
     Section 28.    Determinations and Actions by the Board of
                    Directors, etc . . . . . . . . . . . . . . 43
     Section 29.    Benefits of this Agreement . . . . . . . . 44
     Section 30.    Severability . . . . . . . . . . . . . . . 44
     Section 31.    Governing Law. . . . . . . . . . . . . . . 44
     Section 32.    Counterparts . . . . . . . . . . . . . . . 44
     Section 33.    Descriptive Headings . . . . . . . . . . . 44

EXHIBIT A   --      Form of Certificate of Designation,
                    Preferences and Rights
EXHIBIT B   --      Form of Rights Certificate
EXHIBIT C   --      Summary of Rights